Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Livento Group, Inc.

We consent to the inclusion in the Form S-1/A Registration Statements under the Securities Act of 1933 of our report dated March 28th, 2024, of the consolidated balance sheet and the related consolidated statements of operations, consolidated statement of stockholders’ equity, and cashflows for the year ended December 31, 2023, and 2022.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

April 5, 2024